Filed Pursuant to Rule 424(b)(5) and 424(b)(8)
Registration No. 333-231608

SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED MAY 21, 2019
(To Prospectus dated May 20, 2019)

EXPLANATORY NOTE

This supplement is being filed solely for the purposes of providing the “Calculation of Registration Fee” table with respect to the prospectus supplement, dated May 21, 2019 (File No. 333-231608), filed by NeoGenomics, Inc. with the Securities and Exchange Commission relating to 8,050,000 shares of common stock, $0.001 par value per share. The “Calculation of Registration Fee” table was inadvertently omitted from such prospectus supplement and is included herein. This filing does not amend, modify or alter such prior filing in any other respect. No changes have been made to the prospectus supplement or the accompanying prospectus.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Amount to be Registered(1)	Offering Price Per Share	Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, par value $0.001 per share	8,050,000	$21.25	$171,062,500	$20,733

(1)      Includes 1,050,000 shares that may be purchased by the underwriters upon exercise of the underwriters’ option to purchase additional shares.

(2) The filing fee is calculated and being paid pursuant to Rule 457(r) under the Securities Act of 1933, as amended, and relates to the Registration Statement on Form S-3ASR (File No. 333-231608) filed by the Registrant on May 20, 2019 (the “Registration Statement”).